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                         SECURITIES PURCHASE AGREEMENT
                                     between

                      EACH OF THE SELLERS SIGNATORY HERETO

                                   as Sellers

                                       and

                             FMCC ACQUISITION CORP.

                                    as Buyer

                            Dated as of June 11, 1997

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                                TABLE OF CONTENTS

                                                                            Page

1.   SALE AND PURCHASE.........................................................1

2.   PURCHASE PRICE............................................................2

3.   REPRESENTATIONS AND WARRANTIES OF BUYER...................................2
     3.1.     Existence; Good Standing.........................................2
     3.2.     Authorization, Validity and Effect of Agreements.................2
     3.3.     No Violation.....................................................2
     3.4.     Availability of Funds............................................3
     3.5.     Purchase for Investment..........................................3
     3.6.     No Brokers.......................................................3
     3.7.     Parent Company...................................................3

4.   REPRESENTATIONS AND WARRANTIES OF SELLER..................................3
     4.1.     Existence; Good Standing.........................................3
     4.2.     Authorization, Validity and Effect of Agreements.................4
     4.3.     No Violation.....................................................4
     4.4.     No Brokers.......................................................4
     4.5.     Ownership of Securities..........................................4
     4.6.     Capitalization...................................................5

5.   COVENANTS.................................................................5
     5.1.     No Disposition; No Lien..........................................5
     5.2.     Payments; No Solicitation........................................5
     5.3.     Certain Commitments..............................................6
     5.4.     Filings; Other Action............................................6
     5.5.     Certain Agreements...............................................7
     5.6.     Publicity........................................................7
     5.7.     Tender Offer Agreement...........................................7
     5.8.     Best Efforts to Cause Tender of Certain Shares...................7

6.   CONDITIONS................................................................8
     6.1.     Conditions to Obligation of Sellers to Sell the Securities.......8
     6.2.     Conditions to Obligation of Buyer to Purchase the Securities.....9

7.   TERMINATION...............................................................9
     7.1.     Termination by Mutual Consent....................................9
     7.2.     Termination by Either Buyer or Sellers..........................10
     7.3.     Effect of Termination and Abandonment...........................10

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     7.4.     Extension; Waiver...............................................10

8.   GENERAL PROVISIONS.......................................................10
     8.1.     Survival of Representations and Warranties......................10
     8.2.     Escrow Arrangements.............................................10
     8.3.     Notices.........................................................11
     8.4.     Assignment; Binding Effect; Benefit.............................12
     8.5.     Entire Agreement................................................13
     8.6.     Amendment.......................................................13
     8.7.     GOVERNING LAW...................................................13
     8.8.     Counterparts....................................................13
     8.9.     Headings........................................................13
     8.10.    Interpretation..................................................13
     8.11.    Waivers.........................................................13
     8.12.    Severability....................................................13
     8.13.    Enforcement of Agreement........................................14
     8.14.    Costs...........................................................14


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                          SECURITIES PURCHASE AGREEMENT

                  THIS AGREEMENT dated as of June 11, 1997, is entered into between each of the Sellers that is a signatory hereto identified as a "SELLER" on the signature pages hereto (each, a "Seller" and collectively, "Sellers") and FMCC ACQUISITION CORP., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, each of the Sellers is the owner of the number of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of First of Michigan Capital Corporation, a Delaware corporation (the "Company"), set forth opposite its name on Schedule A hereto (the foregoing securities of all the Sellers, together with all non-cash dividends and distributions declared, set aside or paid with respect thereto on or after the date hereof, are collectively referred to herein as the "Securities");

                  WHEREAS, Sellers and Buyer have negotiated on an arm's length basis the terms of the sale and purchase of the Securities owned by Sellers and Sellers have determined that the terms of such sale and purchase are fair and reasonable;

                  WHEREAS, Buyer has agreed to commence a tender offer for shares of Common Stock pursuant to the Tender Offer Agreement (as defined in Section 5.7); and

                  WHEREAS, Buyer desires to purchase from Sellers and each of the Sellers desires to sell to Buyer the Securities owned by Sellers upon the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual benefit to be derived from this Agreement and of the representations, warranties, conditions, covenants and agreements hereinafter contained, Buyer and each of the Sellers hereby agree as follows:

                  1.       SALE AND PURCHASE.

                           (a)  Each Seller hereby agrees to sell, transfer,
assign and deliver to Buyer and Buyer hereby agrees to purchase from such Seller the Securities owned by such Seller for the Purchase Price (as defined in Section 2).

                           (b)  Immediately (but in no event later than three
business days) after all conditions hereto have been satisfied or waived, at the time for closing set forth in a notice from Buyer to Sellers (the "Closing Time"), (i) each Seller will deliver (or cause to be delivered) to Buyer, free and clear of all liens, restrictions, claims, charges and encumbrances of any nature whatsoever ("Liens"), certificates representing the Securities owned by such Seller, such certificates being in negotiable form duly endorsed by such Seller on the reverse






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side of such certificates or on transfer powers attached to such certificates as may be necessary for transfer upon the transfer books and records of the Company into the name of Buyer or its designee, with signature guarantees and otherwise in form for good delivery, and (ii) Buyer will wire transfer (or cause to be wire transferred) funds in the aggregate amount set forth in
Section 2 in payment of the Purchase Price to an account or accounts to be designated in writing by Sellers to Buyer at least three business days prior to the Closing Time.

                  2. PURCHASE PRICE.

                  The consideration to be paid by Buyer to each Seller for the Securities being sold by such Seller shall be $15.00 in cash per share of Common Stock less the amount of any cash dividends and/or distributions declared, set aside or paid with respect thereto on or after the date hereof and prior to the Closing Time (the "Purchase Price").

                  3. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to each Seller as follows:

                  3.1. Existence; Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  3.2. Authorization, Validity and Effect of Agreements. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby (including, without limitation, the Tender Offer Agreement). The consummation by Buyer of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  3.3. No Violation. Neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby in accordance with the terms hereof, will: (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-laws of Buyer; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of any material license, certificate of authority, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer or any of its subsidiaries is a party, or by which Buyer or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not have a material

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adverse effect on the ability of Buyer to perform its obligations hereunder
(a "Buyer Material Adverse Effect"); or (c) other than expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), Rule 10b-13 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such regulatory approvals and filings as may be required under applicable securities laws, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Buyer Material Adverse Effect.

                  3.4. Availability of Funds. Buyer has available on the date hereof sufficient funds to enable it to consummate the transactions contemplated by this Agreement and, subject to the terms and conditions of the Escrow Agreement (as defined in Section 8.2), will make the deposit of cash with the Escrow Agent (as defined in Section 8.2) as contemplated by Section 8.2.

                  3.5. Purchase for Investment. Buyer is an "accredited investor", as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Buyer is purchasing the Securities for Buyer's own account, with the intention of holding the Securities for investment, with no present intention of dividing or allowing others to participate in its investment in the Securities or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities. Buyer will not make any sale, transfer or other disposition of the Securities, without registration under the Securities Act and any applicable state securities laws unless an exemption from registration is available under the Securities Act and applicable state securities laws.

                  3.6. No Brokers. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of any party hereto to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the Tender Offer Agreement). Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  3.7 Parent Company. Buyer is a direct or indirect wholly owned subsidiary of Fahnestock Viner Holdings Inc., an Ontario corporation.

                  4.   REPRESENTATIONS AND WARRANTIES OF SELLERS.  Each
Seller hereby severally and not jointly represents and warrants, respectively, to Buyer as follows:

                  4.1. Existence; Good Standing. Such Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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                  4.2. Authorization, Validity and Effect of Agreements. Such
Seller has the requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby (including, without limitation, the Tender Offer Agreement). The consummation by such Seller of the transactions contemplated hereby has been duly authorized by all requisite action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of such Seller, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  4.3. No Violation. Neither the execution and delivery by such Seller of this Agreement, nor the consummation by such Seller of the transactions contemplated hereby in accordance with the terms hereof, will: (a) conflict with or result in a breach of any provisions of the charter, bylaws, partnership agreement, operating agreement, trust agreement or other operative document or instrument of such Seller; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of any material license, certificate of authority, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which such Seller or any of its subsidiaries is a party, or by which such Seller or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not have a material adverse effect on the ability of such Seller to perform its obligations hereunder (a "Seller Material Adverse Effect"); or (c) assuming the accuracy of Buyer's representation in Section 3.5 and other than expiration or termination of the waiting period under the HSR Act, Rule 10b-13 under the Exchange Act and such regulatory approvals and filings as may be required under applicable securities laws, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Seller Material Adverse Effect.

                  4.4. No Brokers. Such Seller has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of any party hereto to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the Tender Offer Agreement). Such Seller is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  4.5. Ownership of Securities. On the date hereof, such Seller has good and valid title to the Securities owned by it, free and clear of all Liens (except that, in the case of DST Systems, Inc., on the date hereof, 22,000 shares of Common Stock owned by it bear a restrictive legend). At the Closing Time, such Seller will have good and valid title to the

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Securities owned by it, free and clear of all Liens. Such Seller has full power and authority to sell, assign and transfer the Securities owned by it. Such Seller shall transfer to Buyer good and valid title to such Securities, free and clear of all Liens (other than Liens created by Buyer). Such Seller, upon request, will execute (or cause to be executed) any additional documents necessary or reasonably desirable to complete the transfer of the Securities to Buyer.

                  4.6. Capitalization. To the best knowledge of such Seller: The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 500,000 shares of Serial Preferred Stock. As of May 14, 1997, there were 2,497,764 shares of Common Stock issued and outstanding. Since such date, only such shares of Common Stock have been issued and only such options to employees to purchase shares of Common Stock have been granted, such that the Securities to be purchased pursuant to this Agreement, constitute as of the date hereof, and will constitute as of the Closing Time, at least 53% of the shares of Common Stock and any and all other voting securities of the Company on a fully diluted basis as of each of such dates. For purposes of this Agreement, "fully diluted basis" shall mean the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all warrants, options and rights to purchase Common Stock and all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock. To the best knowledge of such Seller, there are not any existing options, rights, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its subsidiaries, other than options granted to employees to purchase shares of Common Stock (i) in accordance with the Company's past practices, and (ii) which together with shares of Common Stock issued will not cause the third sentence of this Section 4.6 to be false. There are no outstanding obligations of the Company or any of its subsidiaries to purchase, redeem or otherwise acquire any shares of capital stock or voting securities convertible or exercisable into or exchangeable for capital stock or voting securities of the Company.

                  5.   COVENANTS.

                  5.1. No Disposition; No Lien. Each Seller will not, between the date hereof and the Closing Time, sell, dispose of, cause a Lien to be created against, or in any other manner encumber (other than pursuant to this Agreement), any of the Securities or enter into any agreement with any person or entity (other than Buyer and the Escrow Agent) with respect to any of the foregoing matters. DST Systems, Inc. will cause the removal prior to the Closing Time of the restrictive legend on 22,000 shares of Common Stock owned by it that constitute part of the Securities.

                  5.2. Payments; No Solicitation. Each Seller acknowledges that any non-cash payments to it in respect of dividends or distributions on any of the Securities declared, set aside or paid are included as part of the Securities for purposes of this Agreement, and agrees

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to assign and deliver to Buyer at the Closing Time such payments. Between the date hereof and the Closing Time, neither Seller nor any affiliate or representative of such Seller shall solicit or encourage any person (other than Buyer and the Escrow Agent) to acquire the Securities or sell or agree to sell or engage in a recapitalization, merger, sale of stock, sale of assets, other business combination or other similar transaction with or otherwise involving the Company or any of its subsidiaries or enter into any agreement with any person or entity (other than Buyer) with respect to any of the foregoing.

                  5.3. Certain Commitments. Each Seller hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Seller shall vote the Securities: (i) in favor of any proposal for any recapitalization, merger, sale of stock, sale of assets, other business combination or other similar transaction between or involving the Company or any of its subsidiaries and Buyer or an affiliate of Buyer; (ii) after consultation with Buyer, against any proposal for any recapitalization, merger, sale of stock, sale of assets, other business combination or other similar transaction involving the Company or any of its subsidiaries or which is reasonably likely to materially and adversely affect Buyer or prevent or delay the consummation of the transactions contemplated by this Agreement (other than a transaction referred to in clause (i) above); and (iii) subject to any required regulatory approvals, with respect to directors of the Company, in favor of any individuals designated by Buyer and, without prior written instructions from Buyer to the contrary, against any other individuals. If requested by Buyer, each Seller will execute and deliver a written consent pursuant to Section 228 of the Delaware General Corporation Law wherein such Seller shall take one or more of the actions described in the preceding sentence.

                  5.4. Filings; Other Action. (a) Subject to the terms and conditions herein provided, (i) each Seller and Buyer shall promptly make its filings and thereafter make any other required submissions under the HSR Act and the Exchange Act with respect to the transactions contemplated by this Agreement; (ii) each Seller and Buyer shall use all reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Closing Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (B) timely making all such filings required on its part and timely seeking all such consents, approvals, permits or authorizations; and (iii) each Seller and Buyer shall use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Time, any further action on the part of Sellers is necessary or reasonably desirable to carry out the purpose of this Agreement and the transactions contemplated hereby, each Seller shall make reasonable efforts to take all such actions.

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                  (b) Subject to the terms and conditions herein provided, each
Seller shall use all reasonable efforts to cause the Company and its subsidiaries to cooperate with the parties hereto with respect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Seller shall use all reasonable efforts consistent with this Agreement to cause the Company and its subsidiaries to cooperate with the parties hereto in connection with any filings, submissions, consents, approvals, permits, authorizations or other action referred to in Section 5.4(a) .

                  (c) The parties hereto shall use all reasonable efforts consistent with this Agreement to cause each of the conditions precedent to the consummation of the transactions contemplated by this Agreement applicable to each of them, respectively, to be met as promptly as practicable.

                  5.5. Certain Agreements. (a) Effective as of the Closing Time, each Seller shall assign (to the extent assignable) to Buyer or its designee any and all rights that such Seller may have under any agreement or instrument or otherwise to cause the Company to register or qualify any of the Securities under the Securities Act and/or under any state securities laws.

                  (b) Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1996, there is no agreement, contract, arrangement and understanding between each Seller, on the one hand, and the Company or any of its subsidiaries, on the other hand ("Affiliated Contracts"). Each Seller has previously delivered to Buyer true, correct and complete copies of any Affiliated Contracts. At the request of Buyer, each Seller shall cause any Affiliated Contract to which it is a party to be assigned (to the extent assignable) to Buyer or its designee or to be canceled, in each case effective at the Closing Time.

                  5.6. Publicity. Subject to their respective legal obligations (including, without limitation, requirements under the federal securities laws and of stock exchanges and other similar regulatory bodies), the parties hereto shall consult with each other, and shall use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements (other than filings made pursuant to Regulation 13D, Regulation 14D or Form 8-K under the Exchange Act) with respect to the transactions contemplated hereby.

                  5.7. Tender Offer Agreement. Concurrently herewith, the Company, Sellers and Buyer have entered into that certain Tender Offer Agreement of even date herewith (the "Tender Offer Agreement"). Each of Buyer and Sellers hereby agrees to perform its respective obligations under the Tender Offer Agreement.

                  5.8. Best Efforts to Cause Tender of Certain Shares.
Sellers shall use their respective best efforts to cause the parties set forth on Schedule 5.8 hereto who beneficially

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own in the aggregate approximately 120,000 shares of Common Stock to validly tender and not withdraw all such shares of Common Stock beneficially owned by them to Buyer pursuant to the terms of the tender offer contemplated by the Tender Offer Agreement.

                  6. CONDITIONS.

                  6.1. Conditions to Obligation of Sellers to Sell the Securities. The obligation of each Seller to sell the Securities owned by it shall be subject to the fulfillment at or prior to the Closing Time of the following conditions:

                  (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Time and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Time, and Sellers shall have received a certificate of Buyer, dated the date of the Closing Time, certifying to such effect.

                  (b) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated and the purchase and sale of the Securities pursuant to this Agreement shall not be in violation of the Exchange Act or any of the rules or regulations promulgated thereunder.

                  (c) Neither any Seller nor Buyer shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. If any such order or injunction shall have been issued against a Seller, each Seller agrees to use its reasonable best efforts to have any such order or injunction lifted.

                  (d) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (including, without limitation, self-regulatory organizations) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

                  (e) There shall be no action, suit or preceding pending against any of the parties hereto or the Company or any of its subsidiaries which would or would reasonably be expected to prevent or materially delay the transactions contemplated by this Agreement or result in material damages in connection herewith.

                  (f) Buyer shall have commenced the tender offer for all shares of Common Stock pursuant to the Tender Offer Agreement.

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                  6.2. Conditions to Obligation of Buyer to Purchase the
Securities. The obligations of Buyer to purchase the Securities shall be subject to the fulfillment at or prior to the Closing Time of the following conditions:

                  (a) Each of the Sellers shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Time and the representations and warranties of such Seller contained in this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Time, and Buyer shall have received a certificate of such Seller, dated the date of the Closing Time, certifying to such effect.

                  (b) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated and the purchase and sale of the Securities pursuant to this Agreement shall not be in violation of the Exchange Act or any of the rules or regulations promulgated thereunder.

                  (c) Neither Buyer nor any Seller shall not be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. If any such order or injunction shall have been issued against Buyer, Buyer agrees to use its reasonable best efforts to have any such order or injunction lifted.

                  (d) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (including, without limitation, self-regulatory organizations) or any other third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

                  (e) There shall be no action, suit or preceding pending or threatened against any of the parties hereto or the Company or any of its subsidiaries which would or would reasonably be expected to prevent or materially delay the transactions contemplated by this Agreement or result in material damages in connection herewith.

                  (f) The entire Board of Directors of the Company shall be composed of designees of Buyer at the Closing Time, provided Buyer shall have used its best efforts to make such designations prior to the Closing Time.

                  7. TERMINATION.


                  7.1. Termination by Mutual Consent. This Agreement may be terminated and the purchase and sale may be abandoned at any time prior to the Closing Time by the mutual consent of Buyer and Sellers.

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                  7.2. Termination by Either Buyer or Sellers. This Agreement
may be terminated and the purchase and sale of the Securities may be abandoned by Buyer or Sellers if: (i) the Closing Time shall not have occurred by October 11, 1997; or (ii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission having jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all efforts required by this Agreement to remove such injunction, order or decree.

                  7.3. Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article 7, all obligations of the parties hereto shall terminate. In the event of termination of this Agreement, nothing herein shall prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, none of Sellers and Buyer shall be liable for the failure of any representation or warranty to be true at the Closing Time because of any action taken or omitted to be taken by the Company that was not taken or omitted to be taken with the consent or approval or at the direction of any Seller or Buyer, as the case may be.

                  7.4. Extension; Waiver. At any time prior to the Closing Time, any party hereto may, to the extent legally allowed and if requested by any other party hereto, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party granting such extension or waiver.

                  8. GENERAL PROVISIONS.

                  8.1. Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not terminate at the Closing Time and shall survive for three years after the Closing Time, other than the representation and warranty made in Section 4.5 which shall survive until the expiration of any applicable statute of limitations.

                  8.2. Escrow Arrangements. Promptly following the execution and delivery of this Agreement, Sellers, Buyer and the Escrow Agent (as defined below) shall enter into an escrow agreement in form and substance reasonably satisfactory to Sellers and Buyer (the "Escrow Agreement"). Pursuant to the Escrow Agreement, (a) Sellers will deposit the Securities with the Escrow Agent,
(b) Buyer will deposit cash in the aggregate amount of

                                      -10-









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$21,275,265 with the Escrow Agent, and (c) the Escrow Agent will hold the
Securities and such cash in escrow. The Escrow Agreement will provide, inter alia, that: (i) at the Closing Time, the Securities will be released from escrow and delivered to Buyer and the Purchase Price will be released from escrow and delivered to Sellers; and (ii) if this Agreement is terminated pursuant to
Section 7.1 or 7.2, the Securities will be released from escrow and delivered to Sellers and such cash will be released from escrow and delivered to Buyer. "Escrow Agent" means an entity mutually selected by Sellers and Buyer which shall serve as escrow agent under the Escrow Agreement. If requested by Buyer,
(A) Sellers will cause an appropriate legend to be placed on all certificates representing Securities to the effect that such certificated Securities are subject to this Agreement and the Escrow Agreement, or (B) with respect to any of the Securities that are deposited with the Escrow Agent in book-entry form, Sellers will cause an appropriate notation or entry to be made (or take such other appropriate action) so as to give notice equivalent to that of a legend on certificated Securities to the effect that such book-entry Securities are subject to this Agreement and the Escrow Agreement.

                  8.3. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with machine confirmation of delivery) and by courier service (with proof of service), hand delivery (with proof of delivery) or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                           If to Buyer:

                           c/o Fahnestock & Co. Inc.
                           110 Wall Street (9th Floor)
                           New York, New York 10005
                           Att:  Albert G. Lowenthal
                           Facsimile:  (212) 943-8728
                           Telephone:  (212) 668-5782

                           With a copy to:

                           Whitman Breed Abbott & Morgan LLP
                           200 Park Avenue
                           New York, New York 10166
                           Att:  Richard Crystal, Esq.
                           Facsimile:  (212) 351-3131
                           Telephone:  (212) 351-3000

                           If to Sellers:

                           1888 Limited Partnership
                           c/o Day, Berry & Howard

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                           One Canterbury Green
                           Stamford, CT  06091
                           Att:  William H. Cuddy
                           Facsimile:  (860) 434-5266
                           Telephone:  (860) 275-0217

                           and

                           DST Systems, Inc.
                           1055 Broadway
                           Kansas City, MO  64105
                           Facsimile:  (816) 435-8630
                           Telephone:  (816) 435-1000

                           With a copy to:

                           Sonnenschein Nath & Rosenthal
                           4520 Main Street
                           Kansas City, MO 64111
                           Att:  John F. Marvin, Esq.
                           Facsimile:  (816) 531-7545
                           Telephone:  (816) 932-4400

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  8.4. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement to any of its subsidiaries or affiliates whether or not such subsidiaries or affiliates exist at the date hereof; provided further, however, that no such assignment shall relieve Buyer of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Until the Closing Time or termination of this Agreement pursuant to Section 7.1 or 7.2, the Securities (and any transfer thereof) shall be subject to this Agreement.

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                  8.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  8.6. Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed by or on behalf of each of the parties hereto.

                  8.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

                  8.8. Counterparts. This Agreement may be executed by the parties hereto (including by facsimile transmission) with separate counterpart signature pages or in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  8.9. Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  8.10. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                  8.11. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  8.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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                  8.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

                  8.14. Costs. All reasonable out-of-pocket costs and expenses incurred in carrying out the transactions contemplated by this Agreement (including but not limited to those reasonable out-of-pocket costs and expenses associated with the Tender Offer Agreement, Escrow Agreement and all filings made by any of the parties as contemplated herein) shall be borne solely by Buyer, except for the fees and expenses of any legal counsel retained by any Seller to advise such Seller in connection herewith and the transactions contemplated hereby. Sellers agree to reimburse the Company for all legal fees payable to Sonnenschein Nath & Rosenthal for legal services rendered in connection herewith and the transactions contemplated hereby (including, without limitation, the Tender Offer Agreement), to the extent such legal fees exceed $25,000.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                          SELLERS:

                                          1888 LIMITED PARTNERSHIP

                                          By: /s/ Louis C. Baker
                                              ----------------------------
                                              Name: Louis C. Baker
                                              Title: General Partner

                                          By: /s/ Craig P. Baker
                                              ----------------------------
                                              Name: Craig P. Baker
                                              Title: General Partner

                                          DST SYSTEMS, INC.

                                          By: /s/ Kenneth V. Hager
                                              ----------------------------
                                              Name: Kenneth V. Hager
                                              Title: Vice President, Chief
                                                     Financial Officer and
                                                     Treasurer

                                          BUYER:

                                          FMCC ACQUISITION CORP.

                                          By: /s/ Albert G. Lowenthal
                                              ----------------------------
                                              Name: Albert G. Lowenthal
                                              Title: Chairman and CEO









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                                   SCHEDULE A

                                 List of Sellers

===========================================================================================================
       Name and Address                  Shares of Common Stock         Percent of Class*
       ----------------                  ----------------------         -----------------
----------------------------------------------------------------------------------------------------------
1888 Limited Partnership                 777,929                         29.1%
c/o Day, Berry & Howard
One Canterbury Green
Stamford, CT  06091

----------------------------------------------------------------------------------------------------------
DST Systems, Inc.                        640,422                         23.9%
1055 Broadway
Kansas City, MO  64105

==========================================================================================================


---------------------

*  On a fully diluted basis.










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                                  SCHEDULE 5.8

                 BEST EFFORTS TO CAUSE TENDER OF CERTAIN SHARES

Name of Stockholders

DST Systems, Inc.

The Baker Family Trusts

Gerard M. Lavin